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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2026
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WORKHORSE GROUP INC.
(Exact name of registrant as specified in its charter)
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Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
48443 Alpha Drive #190, Wixom, Michigan 48393
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (888) 646-5205

3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	WKHS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on a Current Report on Form 8-K filed by Workhorse Group Inc. (the “Company”) on December 15, 2025, Scott Griffith was appointed to the role of Chief Executive Officer of the Company, effective as of that date. On January 6, 2026, the Human Resource Management and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company recommended, and the Board approved, certain elements of Mr. Griffith’s compensation as the Company’s Chief Executive Officer, including an annual base salary of $600,000, retroactive to December 15, 2025, and a target bonus opportunity under the Company’s Short-Term Incentive Plan, or such other executive bonus plan as may be adopted by the Company, of 50% of base salary. The Board intends to approve additional elements of Mr. Griffith’s compensation and terms of employment as Chief Executive Officer and enter into a written agreement with Mr. Griffith with respect to the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: January 12, 2026	By: /s/ Robert M. Ginnan
Name: Robert M. Ginnan
Title: Chief Financial Officer